EXHIBIT 99.1

AT SCHAWK, INC.: Timothy Allen Vice President, Finance Operations and Investor Relations 847-827-9494 Timothy.Allen@schawk.com	AT DRESNER CORPORATE SERVICES: Investors: Philip Kranz 312-780-7240 pkranz@dresnerco.com

SCHAWK TO PARTICIPATE IN
BAIRD’S 2010 GROWTH STOCK CONFERENCE

Des Plaines, IL, May 17, 2010—Schawk, Inc. (NYSE: SGK), a leading provider of brand point management services, enabling companies of all sizes to connect their brands with consumers to create deeper brand affinity, announced that David A. Schawk, president and chief executive officer, and Timothy J. Cunningham, executive vice president and chief financial officer, will present at Baird’s 2010 Growth Stock Conference on Tuesday, May 18, 2010 in Chicago, Ill.

Schawk is scheduled to present at 1:20 pm Central time.  A live Webcast of the Company’s investor presentation will be accessible on the investor relations section of the Company’s Web site at www.schawk.com.  Additionally, the Webcast will be archived at www.schawk.com for 30 days after the event.

About Schawk, Inc.
Schawk, Inc. is a leading provider of brand point management services, enabling companies of all sizes to connect their brands with consumers to create deeper brand affinity. With a global footprint of more than 48 offices, Schawk helps companies create compelling and consistent brand experiences by providing integrated strategic, creative and executional services across brand touchpoints. Founded in 1953, Schawk is trusted by many of the world’s leading organizations to help them achieve global brand consistency. For more information about Schawk, visit http://www.schawk.com.